UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 31, 2008, the Board of Directors of Citizens Business Bank (the “Bank”), a wholly-owned subsidiary of CVB Financial Corp. (the “Company”) entered into new severance compensation agreements (the “Severance Agreements”) with each of Messrs. Edward J. Biebrich, James Dowd, Todd Hollander and Christopher Walters (collectively, the “Executive Officers”). The Severance Agreements replace certain previously entered into severance agreements with each of the Executive Officers to comply with the provisions of Section 409A of the Internal Revenue Code and to extend the term of such severance agreements to December 2011. As with the severance agreements previously entered into with each of the Executive Officers, these severance agreements, provide for, among other things, a payment of two times (2x) annual base compensation for the immediately preceding calendar year and two times (2x) average annual bonus received for the last two calendar years immediately preceding a “Change in Control” of the Bank or the Company and termination of the Executive Officer’s employment within one year after such change in control for any reason. A copy of each Executive Officer’s Severance Agreement is attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 , and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Exhibits.

Exhibit No.	Description
10.1	Severance Compensation Agreement with Edward J. Biebrich, Jr., dated December 31, 2008

10.2	Severance Compensation Agreement with James Dowd, dated December 31, 2008

10.3	Severance Compensation Agreements with Todd Hollander, dated December 31, 2008

10.4	Severance Compensation Agreement with Christopher Walters, dated December 31, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 7, 2009	CVB FINANCIAL CORP.
(Registrant)

	By:	/s/ Edward J. Biebrich, Jr.

	Name:	Edward J. Biebrich, Jr.
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Compensation Agreement with Edward J. Biebrich, Jr., dated December 17, 2008

10.2	Severance Compensation Agreement with James Dowd, Dated December 17, 2008

10.3	Severance Compensation Agreement with Todd Hollander, dated December 17, 2008

10.4	Severance Compensation Agreement with Christopher Walters, dated December 17, 2008

4